UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2014

Oro East Mining, Inc.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53136
(Commission File Number)

26-2012582
 (IRS Employer Identification No.)

7817 Oakport Street, Suite 205
Oakland, California 94621
 (Address of principal executive offices) (Zip Code)

(510) 638-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 6, 2014, Oro East Mining, Inc. (“Company”) executed an Addendum with the Royal Asset Management Company (“RAM”) titled “Amendment 001 to Contract No. 140128/RAM/OROE,” (“Addendum”) with material modifications to the initial Sale and Purchase Agreement entered into by and between the parties on January 29, 2014 (“Agreement”). The Addendum itself is dated April 30, 2014, though its execution date is May 6, 2014. The modifications are as follows:

•
The $1,000,000.00 previously advanced to Company by RAM shall be converted to a loan payable in full within 90 days of execution of the Addendum, with an interest rate of 0.6875% per month to commence tolling on the day the $1,000,000.00 was received.

•	The Debt as set forth in the Addendum is secured by Company’s assets.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Amendment 001 to Contract No. 140128/RAM/OROE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oro East Mining, Inc.
(Registrant)

Date: May 8, 2014	By:	/s/ Tian Qing Chen
Name: Tian Qing Chen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment 001 to Contract No. 140128/RAM/OROE